UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2023

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On December 31, 2023, Sky Harbour Group Corporation (the “Company”) and Sky Harbour LLC (“Sky”), a subsidiary of the Company, reached a mutual agreement with Alexander Saltzman, Chief Operating Officer of the Company and Sky, that Mr. Saltzman would step down from such positions, effective December 31, 2023 (the “Separation Date”).

In connection with Mr. Saltzman’s departure, Sky and Mr. Saltzman entered into a Confidential Separation Agreement and General Release, effective December 31, 2023 (the “Separation Agreement”). As a result of his separation, all unvested incentive units of Sky previously granted to Mr. Saltzman will accelerate and vest in full. Mr. Saltzman’s unvested RSUs have been forfeited in accordance with the terms of the Company’s plan. In consideration for, among other things, his compliance with certain customary restrictive covenants and a typical mutual release of claims, (1) Sky will waive the non-competition provisions contained in Mr. Saltzman’s employment agreement, and (2) Sky will pay Mr. Saltzman’s COBRA premiums for two months. Additionally, Sky will not be obligated to pay any continuation of Mr. Saltzman’s annual base salary following the Separation Date.

Mr. Saltzman’s departure is not the result of any disagreement with Sky or the Company on any matter related to Sky’s or the Company’s operations, policies or procedures.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Appointment of a New Chief Operating Officer

On November 21, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) appointed Willard Whitesell as the Company’s Chief Operating Officer, effective as of his first date of employment, January 3, 2024. Mr. Whitesell’s appointment as Chief Operating Officer was announced by the Company via press release on January 3, 2023. In connection with his appointment, the Company entered into an employment agreement with Mr. Whitesell, dated as of January 3, 2024 (the “Employment Agreement”), setting forth Mr. Whitesell’s compensation, certain other terms, and the commencement of his employment on January 3, 2024 (the “Commencement Date”).

Mr. Whitesell has more than 20 years of construction, development and senior management experience, most recently serving for five years as Suffolk’s Suffolk Construction COO for the New York region. Prior to his position with Suffolk Construction, Mr. Whitesell was Vice President of Design and Construction at Related Companies for three years and prior to that served in various positions at Turner Construction for five years, last serving as Preconstruction Manager. Mr. Whitesell has an MBA from Fordham University and a BS from Temple University.

Pursuant to the Employment Agreement, Mr. Whitesell will be paid an annual base salary of $500,000. Mr. Whitesell will be eligible to receive (1) an annual cash bonus with a target equal to 100% of his annual base salary and (2) an annual bonus consisting of RSUs with a target equal to 200% of his annual base salary, in each case at the discretion of the Compensation Committee upon achievement of performance goals to be established by the Compensation Committee and the Company’s Chief Executive Officer.

The Employment Agreement also provides for an initial one-time grant of restricted stock units (the “Initial RSU Grant”) under the Plan to Mr. Whitesell in connection with the commencement of his employment. The Initial RSU Grant will be granted no later than March 15, 2024 and will consist of a number of RSUs equal to $1.1 million divided by the trading average of the Company’s common stock on the NYSE American LLC for the ten trading days preceding the grant date. The Initial RSU Grant will vest over four years, with 25% of the RSUs vesting on the first anniversary of the grant date and the remaining 75% of the RSUs vesting in equal monthly installments thereafter, subject to Mr. Whitesell’s continued employment with the Company. The RSUs will be subject to additional terms and conditions under the Plan.

Under the Employment Agreement, if the Company terminates Mr. Whitesell’s employment without “Cause,” or Mr. Whitesell resigns for “Good Reason” (as those terms are defined in the Employment Agreement), any RSUs previously granted to Mr. Whitesell will continue to vest pursuant to the terms of the respective grants, subject to Mr. Whitesell delivering an executed and irrevocable confidential separation agreement and general release of claims.

There are no arrangements or understandings between Mr. Whitesell and any other person pursuant to which he was appointed as an officer of the Company. Mr. Whitesell does not have any family relationship with any director or other executive officer of the Company and is not party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Item 7.01. Regulation FD Disclosure.

On January 3, 2024, The Company issued a press release (the “Press Release”) announcing Mr. Saltzman’s departure and Mr. Whitesell’s appointment as Chief Operating Officer. The Press Release also included an update with respect to estimated construction costs and timeline associated with the Company's Dallas - Addison phase I project. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The furnishing of the Press Release is not an admission as to the materiality of any information therein. The information contained in the Press Release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the Press Release shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated January 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2024

SKY HARBOUR GROUP CORPORATION

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer